EXHIBIT 7.1


                            GROHE AKTIENGESELLSCHAFT

                   COMPUTATION OF COST OF SALES TO SALES RATIO

                          US GAAP FINANCIAL INFORMATION




                                                                   Year ended December 31,
                                                    -------------------------------------------------------
                                                          2003               2002               2001
--------------------------------------------------  -----------------  -----------------  -----------------
Cost of sales                                            498,353            517,321            512,549

Divided by sales                                         884,756            898,262            880,781

--------------------------------------------------  -----------------  -----------------  -----------------


Cost of sales to sales ratio                               56.3%              57.6%              58.2%
--------------------------------------------------  -----------------  -----------------  -----------------